SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 26, 2004

WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware	0-6936-3	95-1797918
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1061 Cudahy Place, San Diego, California	92110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 275-1400

No Changes to name or address.

(Former name or former address, if changed since last report)

ITEM 5.	Other Events and Regulation FD Disclosure.

On April 26, 2004, the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida issued an order denying the application for class certification of Michael William Granese, the named plaintiff in a legal action filed against WD-40 Company on October 2, 2002.

The action was brought by Mr. Granese on behalf of himself and others similarly situated to seek damages allegedly arising out of the use of automatic toilet bowl cleaners (“ATBCs”) sold by the registrant. ATBCs are marketed and sold by the registrant under the brand names, 2000 Flushes and X-14.

The plaintiff sought to certify a class of plaintiffs consisting of consumers in the state of Florida who, since September 1, 1998, have purchased and used ATBCs sold by the registrant. Class certification was sought for claims for damages based upon the purchase price of the ATBCs arising out of alleged violations of the Florida Deceptive and Unfair Trade Practices Act (Fla. Stat. §§501.201 – 501.213) for the asserted failure to disclose to consumers that the ATBCs allegedly could cause harm to internal toilet tank components and for the representations that the ATBCs are safe for plumbing and septic systems.

The Florida court denied the plaintiff’s motion for class certification. The action remains pending with respect to the plaintiff’s individual claims. Counsel for the plaintiff has filed a Notice of Appeal.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company (Registrant)

Date: April 30, 2004	/s/ Michael J. Irwin

Michael J. Irwin Chief Financial Officer (Principal Financial Officer)